Exhibit 10.5

Execution Version
INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of ____________________, 2015, among MIDCAP BUSINESS CREDIT LLC, a Texas limited liability company (with its successors and assigns, and as more specifically defined below, the “Revolving Lender”), GOLDMAN SACHS BANK USA, as administrative agent and collateral agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Term Loan Administrative Agent”) for the benefit of the Term Loan Secured Parties (as defined below), and each of the Loan Parties (as defined below) party hereto.

RECITALS

WHEREAS, Vertex Energy, Inc., a Nevada corporation (“Holdings”), and Vertex Energy Operating, LLC, a Texas limited liability company (the “Company”, and together with Holdings, the “Borrowers”), as borrowers, and Bank of America, N.A. (“BOA”) are parties to that certain Amended and Restated Credit Agreement dated as of May 2, 2014 (the “BOA Credit Agreement”), pursuant to which BOA agreed to make loans and extend other financial accommodations to the Borrowers, which loans and financial accommodations are guaranteed by the other Loan Parties (the “BOA Loan”);

WHEREAS, Holdings, the Company, the Term Loan Administrative Agent and certain financial institutions and other entities are parties to that certain Credit and Guaranty Agreement dated as of May 2, 2014 (the “Existing Term Loan Agreement”) pursuant to which such financial institutions and other entities have agreed to make term loans to the Company, which term loans are guaranteed by the other Loan Parties;

WHEREAS, the Revolving Lender, the Borrowers and Vertex Acquisition Sub, LLC, a Nevada limited liability company (“Vertex Acquisition”), Vertex Refining LA, LLC, a Louisiana limited liability company (“Vertex Refining”), Vertex II GP, LLC, a Nevada limited liability company (“Vertex II GP”), Vertex Merger Sub, LLC, a California limited liability company (“Vertex Merger”), Cedar Marine Terminals, LP, a Texas limited partnership (“Cedar Marine”), Crossroad Carriers, L.P., a Texas limited partnership (“Crossroad Carriers”), H & H Oil, L. P., a Texas limited partnership (“H & H”), and Vertex Recovery, L.P., a Texas limited partnership (“Vertex Recovery”) (the Borrowers and Vertex Acquisition, Vertex Refining, Vertex II GP, Vertex Merger, Cedar Marine, Crossroad Carriers, H & H and Vertex Recovery are collectively referred to herein at times as the “MidCap Loan Parties” and each a “MidCap Loan Party”), are parties to that certain Loan and Security Agreement (All Assets) dated as of the date hereof (the “MidCap Credit Agreement”), pursuant to which the Revolving Lender has agreed to make loans and extend other financial accommodations to the MidCap Loan Parties, which loans and financial accommodations will replace, payoff and refinance the BOA Loan;

WHEREAS, each Loan Party has granted to the Revolving Lender Liens in the Revolving Credit Collateral (as defined below) as security for payment and performance of the Revolving Credit Obligations (as defined below); and

WHEREAS, each Loan Party has granted to the Term Loan Administrative Agent for the benefit of the Term Loan Secured Parties Liens in the Term Loan Collateral (as defined below) as security for payment and performance of the Term Loan Obligations (as defined below).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.           Definitions; Rules of Construction.

1.1           UCC Definitions.  The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit, Letter of Credit Rights, Payment Intangibles, Records, Securities Accounts, and Supporting Obligations.

1.2.           Defined Terms.  The following terms, as used herein, have the following meanings:

“Access Period” means, with respect to each parcel or item of Term Loan Priority Collateral, the period, following the commencement of any Enforcement Action, which begins on the earlier of: (a) the day on which the Revolving Lender provides the Term Loan Administrative Agent with the notice of its election to request access to such parcel or item of Term Loan Priority Collateral pursuant to Section  3.4(d), and (b) the fifth (5th) Business Day after the Term Loan Administrative Agent provides the Revolving Lender with notice that the Term Loan Administrative Agent (or its agent) has obtained possession or control of such parcel or item of Term Loan Priority Collateral, and ends on the earliest of (i) the day which is 120 days after the date (the “Initial Access Date”) on which the Revolving Lender initially takes physical possession of, or otherwise controls physical access to, such parcel or item of Term Loan Priority Collateral plus such number of days, if any, after the Initial Access Date that the Revolving Lender is (x) stayed or otherwise prohibited by law or court order from exercising remedies with respect to associated Revolving Credit Priority Collateral and (y) is using commercially reasonable efforts to seek relief from such stay or prohibition (unless it is a stay in an Insolvency Proceeding in which case the Revolving Lender is not required to seek relief from such stay), (ii) the date on which all or substantially all of the Revolving Credit Priority Collateral associated with such parcel or item of Term Loan Priority Collateral is removed from any such parcel or is sold, collected or liquidated, and (iii) the Revolving Credit Obligations Payment Date.

“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement or any similar deposit or securities account agreement among the Term Loan Administrative Agent, the Revolving Lender, one or more Loan Parties, and the relevant financial institution depository or securities intermediary.

“Banking Services Obligations” means, with respect to any Loan Party, any obligations of such Loan Party owed to Revolving Lender (or any of its affiliates) in respect of treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services), credit card services, stored-value card services or other cash management services.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“BOA Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York State are authorized or required by law to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of our interests in (however designated) equity of such Person, including any preferred stock and partnership or limited liability company interests but excluding any debt securities convertible into such equity.

“Collateral” means all assets and properties of any kind whatsoever, real or personal, tangible or intangible and wherever located, of any Loan Party, whether now owned or hereafter acquired, upon which a Lien (including, without limitation, any Liens granted in any Insolvency Proceeding) is now or hereafter granted or purported to be granted.

“Common Collateral” means all Collateral that constitutes both Revolving Credit Collateral and Term Loan Collateral.

“Company” has the meaning set forth in the Recitals to this Agreement.

“Comparable Security Document” means, in relation to any Senior Collateral subject to any Senior Security Document, that Junior Security Document that creates a Lien in the same Senior Collateral, granted by the same Loan Party, as applicable.

“Copyright Licenses” means any and all agreements granting any right in, to or under Copyrights (whether a Loan Party is licensee or licensor thereunder).

“Copyrights” means all United States, state and foreign copyrights, including but not limited to copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force, owned or used in the business of any Loan Party, and with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, (v) all licenses, claims, damages and proceeds of suit arising therefrom, and (vi) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

 “Enforcement Action” means, with respect to the Revolving Credit Obligations or the Term Loan Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Revolving Credit Documents or the Term Loan Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code; provided, that Enforcement Action does not include (i)  commencing or joining with others in commencing an Insolvency Proceeding against any one or more of the Loan Parties, (ii) any Secured Party entering into any forbearance or similar agreement with any Loan Party, or retaining or requiring any Loan Party to retain any investment banker or other advisor for the purpose of marketing or selling any or otherwise disposing of any Common Collateral, (iii) making demand for payment or accelerating the maturity of any Revolving Credit Obligations or Term Loan Obligations, (iv) the filing by any Secured Party of a proof of claim in any Insolvency Proceeding, (v) the imposition of a default rate or late fee or (vi) in the case of the Revolving Credit Obligations, collecting proceeds of receivables from a lock box, deposit account or similar arrangement in the absence of (x) notification by the Revolving Lender to account debtors to make payment to any such lock box, deposit account or similar arrangement or (y) the termination by the Revolving Lender of the making of advances under the Revolving Credit Agreement due to a default or event of default under the Revolving Credit Agreement.

“Excess Obligations” means the Excess Revolving Credit Obligations and the Excess Term Loan Obligations.

“Excess Revolving Credit Obligations” means the sum of (a) the portion of the aggregate principal amount of the loans outstanding under the Revolving Credit Documents, the undrawn amount of all outstanding Letters of Credit and the unreimbursed amount of all Letters of Credit that is in excess of the Revolving Principal Debt Cap, plus (b) all Revolving Credit Swap Obligations (other than those that have been specifically approved in accordance with the terms of the Term Loan Agreement by the applicable percentage of “Lenders” (under and as such term is defined in the Term Loan Agreement)), plus (c) the portion of all Banking Services Obligations that is in excess of the limit imposed thereon under Section 6.1(h) of the Existing Term Loan Agreement (as in effect on the date hereof) or any equivalent provision in any subsequent Term Loan Agreement that is no more restrictive to the Borrower, plus (d) without duplication, the portion of accrued and unpaid interest and fees on account of such portion of the loans, Letters of Credit and other obligations described in clauses (a), (b) or (c) of this definition; provided, however, that any interest, fees, or reimbursement obligations in respect of expenses that accrue, or are incurred, after the date when Revolving Lender or the Term Loan Administrative Agent, as applicable, commences Enforcement Action with respect to all or any material portion of the Collateral shall not constitute Excess Revolving Credit Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Revolving Credit Documents. Any Revolving Credit DIP Financing within the limits of Section 5.2(a) shall not constitute Excess Revolving Credit Obligations. In no event shall automated clearinghouse (ACH) transactions of the Loan Parties constitute Excess Revolving Credit Obligations.

“Excess Revolving Credit Obligations Payment Date” means the first date on which (a) all Excess Revolving Credit Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized in accordance with the terms of the Revolving Credit Documents), (b) all commitments to extend credit that would constitute Excess Revolving Credit Obligations under the Revolving Credit Documents have been terminated, (c) there are no outstanding Letters of Credit or similar instruments issued under the Revolving Credit Documents (other than such as have been cash collateralized in accordance with the terms of the Revolving Credit Documents) that constitute Excess Revolving Credit Obligations, (d) the Revolving Credit Obligations Payment Date has occurred and (e) so long as the Term Loan Obligations Payment Date shall not have occurred, the Revolving Lender has delivered a written notice to the Term Loan Administrative Agent stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Revolving Lender.

“Excess Term Loan Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Term Loan Documents that is in excess of the Term Loan Principal Debt Cap, plus (b) all Term Loan Swap Obligations (other than those that have been specifically approved in accordance with the terms of the Revolving Credit Agreement by the Revolving Lender), plus (c) without duplication, the portion of accrued and unpaid interest on account of such portion of the loans described in clauses (a) or (b) of this definition; provided, however, that any interest, fees, or reimbursement obligations in respect of expenses that accrue, or are incurred, after the date when Revolving Lender or the Term Loan Administrative Agent, as applicable, commences Enforcement Action with respect to all or any material portion of the Collateral shall not constitute Excess Term Loan Obligations, regardless of whether any such amounts are added to the principal balance of the loans pursuant to the terms of the Term Credit Documents. Any Term Loan DIP Financing within the limits of Section 5.2(b) shall not constitute Excess Term Loan Obligations.

“Excess Term Loan Obligations Payment Date” means the first date on which (a) all Excess Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full, (b) all commitments to extend credit that would constitute Excess Term Loan Obligations under the Term Loan Documents have been terminated, (c) the Term Loan Obligations Payment Date has occurred and (d) so long as the Revolving Credit Obligations Payment Date shall not have occurred, the Term Loan Administrative Agent has delivered a written notice to the Revolving Lender stating that the events described in clauses (a) and (b) have occurred to the satisfaction of the Term Loan Secured Parties.

“Exigent Circumstances” means (a) a fraud has been committed by any Loan Party in connection with the Revolving Credit Obligations, including any withholding of collections of Accounts or other Proceeds constituting Revolving Credit Priority Collateral or any other property in violation of the terms of the Revolving Credit Documents or (b) an event or circumstance that materially and imminently threatens the Revolving Lender’s ability to realize upon any material portion of the Revolving Credit Priority Collateral.

“Existing Term Loan Agreement” has the meaning set forth in the Recitals to this Agreement.

“Final Order” shall mean an order of the applicable bankruptcy court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been filed or sought, such order of such bankruptcy court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed, or from which certiorari, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or any analogous rule under the Federal Rules of Bankruptcy Procedure or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

“Holdings” has the meaning set forth in the Recitals to this Agreement.

“Insolvency Proceeding” means:

(a)           any case commenced by or against the Company or any other Loan Party under the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Loan Party, any receivership or assignment for the benefit of creditors relating to the Company or any other Loan Party or any similar case or proceeding relative to the Company or any other Loan Party or its creditors, as such, in each case whether or not voluntary;

(b)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of, or relating to, the Company or any other Loan Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, unless otherwise permitted by the Revolving Credit Documents and the Term Loan Documents;

(c)           any proceeding seeking the appointment of a trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to the Company or any other Loan Party or any of their respective assets; or

(d)           any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Loan Party are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means, collectively, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses.

“Junior Collateral” means with respect to any Junior Secured Party, any Common Collateral on which it has a Junior Lien.

“Junior Documents” means, collectively, with respect to any Junior Obligation, any provision pertaining to such Junior Obligation in any Junior Security Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Obligation.

“Junior Liens” means (a) with respect to any Revolving Credit Priority Collateral, all Liens securing the Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all Liens securing the Revolving Credit Obligations.

“Junior Obligations” means (a) with respect to any Revolving Credit Priority Collateral, all Term Loan Obligations and (b) with respect to any Term Loan Priority Collateral, all Revolving Credit Obligations.

“Junior Representative” means (a) with respect to any Revolving Credit Obligations or any Revolving Credit Priority Collateral, the Term Loan Administrative Agent, and (b) with respect to any Term Loan Obligations or any Term Loan Priority Collateral, the Revolving Lender.

“Junior Secured Parties” means (a) with respect to the Revolving Credit Priority Collateral, all Term Loan Secured Parties, and (b) with respect to the Term Loan Priority Collateral, all Revolving Credit Secured Parties.

“Junior Security Documents” means with respect to any Junior Secured Party, the Security Documents that secure the Junior Obligations.

“Junior Standstill Period” has the meaning set forth in Section 3.2.

 “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, assignation, debenture, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Lien Priority” means with respect to any Lien of the Revolving Lender or Term Loan Administrative Agent in the Common Collateral, (i) the order of priority of such Lien specified in Section 2.1 and (ii) the application of proceeds under Section 4.1.

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Annex 2.

“Loan Party” means Holdings, the Company and each direct or indirect subsidiary of Holdings that is now or hereafter becomes a party to any Revolving Credit Document or Term Loan Document, including, but not limited to each MidCap Loan Party, E-Source Holdings, LLC, a Texas limited liability company (“E-Source”) and Vertex Refining Ohio, LLC, an Ohio limited liability company (“Vertex Ohio”).  All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“MidCap Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“MidCap Loan Parties” has the meaning set forth in the Recitals to this Agreement.

“Omega/Bango Financing Documents” has the meaning set forth in the Existing Term Loan Agreement.

“Patent License” means all agreements granting any right in, to, or under Patents (whether any Loan Party is licensee or licensor thereunder).

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, now or hereafter in force, owned or used in the business of any Loan Party, and with respect to any and all of the foregoing, (i) all applications therefore, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other disposition thereof.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding (or would accrue but for the commencement of an Insolvency Proceeding), whether or not allowed or allowable in any such Insolvency Proceeding.

“Post-Petition Property” means Revolving Credit Post-Petition Assets and Term Loan Post- Assets.

“Priority Collateral” means the Revolving Credit Priority Collateral or the Term Loan Priority Collateral, as the context may require.

“Proceeds” means (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Protective Advances” means an advance under the Revolving Credit Agreement to preserve, protect, or insure Collateral or any portion of Collateral or to pay principal or interest on the Term Loan Obligations.

“Purchase Notice” has the meaning set forth in Section 7.1.

“Purchasing Term Loan Creditors” has the meaning set forth in Section 7.1.

“Real Property” means any right, title or interest in and to real property, including any fee interest, leasehold interest, easement, or license and any other right to use or occupy real property, including any right arising by contract.

“Recovery” has the meaning set forth in Section 5.5.

“Replacement Revolving Credit Agreement” has the meaning set forth in the definition of “Revolving Credit Agreement”.

“Replacement Term Loan Agreement” has the meaning set forth in the definition of “Term Loan Agreement”.

“Revolving Credit Agreement” means the collective reference to (a) the MidCap Credit Agreement and (b) any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the MidCap Credit Agreement (regardless of whether such replacement, refunding or refinancing is a “working capital” facility, asset-based facility, or otherwise) unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement hereunder (a “Replacement Revolving Credit Agreement”) and in each case that does not contain any provision that could not be introduced by amendment in accordance with Section 6(b).  Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then extant.

“Revolving Credit Collateral” means all Collateral in which a Lien is granted or purported to be granted at any time to any Revolving Credit Secured Party as security for any Revolving Credit Obligation (including, but not limited to, Accounts, Capital Stock, Chattel Paper, Intellectual Property, Documents, General Intangibles, Instruments, Inventory, Investment Property, Letters of Credit and Letter of Credit Rights, Supporting Obligations, Deposit Accounts, cash or cash equivalents, Commercial Tort Claims, Equipment, Goods, Real Property, and accessions to, substitutions for, and replacements, Proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all other assets of each Loan Party now or hereafter as set forth in the Revolving Credit Security Documents).

“Revolving Credit DIP Financing” has the meaning set forth in Section 5.2(a).

“Revolving Credit Documents” means the Revolving Credit Agreement, each Revolving Credit Security Document, each Revolving Credit Guarantee and each other “Loan Document” as defined in the Revolving Credit Agreement.

“Revolving Credit Lien” means any Lien created by the Revolving Credit Security Documents.

“Revolving Credit Guarantee” means any guarantee by any Loan Party of any or all of the Revolving Credit Obligations.

“Revolving Credit Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the Revolving Credit Agreement or any Revolving Credit DIP Financing by the Revolving Lender, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any Letter of Credit or similar instruments issued pursuant to the Revolving Credit Agreement, (c) all Revolving Credit Swap Obligations, (d) all Banking Services Obligations, (e) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Revolving Credit Documents and (f) all other “Obligations” as defined in the Revolving Credit Agreement (as in effect on the date hereof), in each case whether or not allowed or allowable in an Insolvency Proceeding; provided that Excess Revolving Credit Obligations shall not constitute Revolving Credit Obligations for  purposes of this Agreement.  To the extent any payment with respect to any Revolving Credit Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Revolving Credit Obligations Payment Date” means the first date on which (a) all Revolving Credit Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized in accordance with the terms of the Revolving Credit Documents), (b) all commitments to extend credit under the Revolving Credit Documents have been terminated, (c) there are no outstanding Letters of Credit or similar instruments issued under the Revolving Credit Documents (other than such as have been cash collateralized in accordance with the terms of the Revolving Credit Documents), and (d) so long as the Term Loan Obligations Payment Date shall not have occurred, the Revolving Lender has delivered a written notice to the Term Loan Administrative Agent stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Revolving Lender.  It is understood that the purchase of the Revolving Credit Obligations under Section 7 shall not cause the Revolving Credit Obligations Payment Date to occur.

“Revolving Credit Post-Petition Assets” has the meaning set forth in Section 5.2(b).

“Revolving Credit Priority Collateral” means all of each Loan Party’s now owned or hereafter acquired Revolving Credit Collateral that constitutes:

(1)
Accounts and all rights to receive payments, indebtedness and other obligations (other than any Account (or any such right, indebtedness or other obligations) representing the obligation to pay for the sale, lease, license, assignment or other disposition of Term Loan Collateral that is Real Estate, Equipment, Fixtures, Capital Stock, or Intellectual Property or any such indebtedness or other obligation in respect thereof);

(2)	Inventory;

(3)
Deposit Accounts (and all monies, securities and instruments deposited therein), collection accounts, disbursement accounts and lock boxes, other than (x) the Term Loan Collateral Proceeds Account (except to the extent of identifiable direct Proceeds of other Revolving Credit Priority Collateral on deposit in the Term Loan Collateral Proceeds Account), (y) any identifiable direct Proceeds of other Term Loan Priority Collateral in any other Deposit Account and (z) the Vertex Refining Cash Collateral Account (except to the extent of identifiable direct Proceeds of other Revolving Credit Priority Collateral on deposit in the Vertex Refining Cash Collateral Account);

(4)
Securities Accounts (and all monies, securities and instruments deposited therein or securities entitlements credited thereto other than any identifiable direct Proceeds of any Term Loan Priority Collateral credited to any such Securities Account, in each case, other than any Capital Stock of the Borrower or any Subsidiary of the Borrower);

(5)
Payment Intangibles (including corporate and other tax refunds) other than any Payment Intangible representing the obligation to pay for the sale, lease, license, assignment or other disposition of Term Loan Collateral that is Real Estate, Equipment, Fixtures, Capital Stock, or Intellectual Property);

(6)
Instruments, Documents, General Intangibles, Letter-of-Credit Rights, Supporting Obligations and Chattel Paper (including Electronic Chattel Paper) in each case, to the extent arising out of, evidencing, relating to or given in exchange or settlement for any Inventory, Accounts of the type described in clause 1 above or (to the extent included as Revolving Credit Priority Collateral under clause (5) above) any Payment Intangible, together with all books, records, customer lists, credit files, computer files, databases, program printouts and other computer materials and records related thereto or which contain information relating to any of the items included as Revolving Credit Collateral and referred to in preceding clauses (1) through (5) (whether tangible or intangible); and

(7)	all General Intangibles that relate in any way to any of the Inventory, including all warranties of title; and

(8)
all substitutions, replacements, accessions, products, and Proceeds of the foregoing, including collateral security and guarantees with respect to any of the foregoing and all cash, money, insurance proceeds, Instruments (other than Capital Stock of the Borrower or any Subsidiary thereof), Securities (other than Capital Stock of the Borrower or any Subsidiary thereof), Financial Assets (other than Capital Stock of the Borrower or any Subsidiary thereof), income, royalties, payments, licensing, damages and Deposit Accounts constituting Proceeds of the foregoing;

provided, however, that, notwithstanding the foregoing, (A) any Collateral of the type that constitutes Term Loan Priority Collateral, if received in exchange for Revolving Credit Priority Collateral (x) pursuant to an Enforcement Action in accordance with the terms of this Agreement, or (y) outside the ordinary course of business during an Insolvency Proceeding shall be treated as Revolving Credit Priority Collateral under this Agreement, the Term Loan Security Documents and the Revolving Credit Security Documents; and (B) any Collateral of the type that constitutes Revolving Credit Priority Collateral, if received in exchange for Term Loan Priority Collateral (x) pursuant to an Enforcement Action in accordance with the terms of this Agreement, or (y) outside the ordinary course of business during an Insolvency Proceeding shall be treated as Term Loan Priority Collateral under this Agreement, the Term Loan Security Documents and the Revolving Credit Security Documents; and

provided, further, that notwithstanding the foregoing, (x) prior to the commencement of an Insolvency Proceeding, other than in connection with an Enforcement Action in accordance with this Agreement or (y) from and after the commencement of an Insolvency Proceeding, and in the ordinary course of business during such Insolvency Proceeding, any Proceeds of Common Collateral, whether or not deposited in Account Agreements, which are used by any Loan Party to acquire other Common Collateral shall not (solely as between the Revolving Credit Secured Parties and the Term Loan Secured Parties) be treated as Proceeds of such original Common Collateral (and shall be treated as the category or type of other Common Collateral so acquired) for purposes of determining the relative priorities in the Common Collateral.

“Revolving Credit Secured Parties” means the Revolving Lender and any other holders of the Revolving Credit Obligations.

“Revolving Credit Security Documents” means the security agreements which create or otherwise affect the rights of the Revolving Credit Secured Parties in the Revolving Credit Collateral and any other documents that create Liens to secure the Revolving Credit Obligations.

“Revolving Credit Swap Obligations” means, with respect to any Loan Party, (a) any obligations of such Loan Party owed to the Revolving Lender (or any of its affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including fuel), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, and (b) any credit extended to any Loan Party by the Revolving Lender to enable such Loan Party to acquire any fuel hedge.

“Revolving Lender” has the meaning set forth in the introductory paragraph hereof or, in the case of any Replacement Revolving Credit Agreement, the Revolving Lender shall be the Person identified as such in the applicable Lien Sharing and Priority Confirmation Joinder.

“Revolving Principal Debt” means the principal amount of indebtedness for borrowed money  and letters of credit incurred under the Revolving Credit Documents (with letters of credit being deemed to have (at any time) a principal amount equal to the maximum potential liability of any Loan Party (at such time)).

“Revolving Principal Debt Cap” means the sum of (a) the lesser of (i) $10,000,000 and (ii) the Borrowing Base under and as such term is defined in the Revolving Credit Agreement (as in effect on the date hereof or as amended as permitted hereby) plus (b) the principal amount of Protective Advances not exceeding $2,000,000 in the aggregate. Any revolving advance incurred or letter of credit issued in compliance with clause (a) of this definition at the time made or issued shall deemed to be within clause (a) of the Revolving Principal Debt Cap notwithstanding any subsequent diminution in the Borrowing Base under and as such term is defined in the Revolving Credit Agreement (as in effect on the date hereof or as amended as permitted hereby).

“Secured Claim” means any claim in respect of a Junior Obligation or Senior Obligation that is not an Unsecured Claim.

“Secured Debt Documents” means, collectively, the Revolving Credit Documents and the Term Loan Documents.

“Secured Obligations” means the Revolving Credit Obligations and the Term Loan Obligations.

“Secured Parties” means the Revolving Credit Secured Parties and the Term Loan Secured Parties.

“Security Documents” means, collectively, the Revolving Credit Security Documents and the Term Loan Security Documents.

“Senior Adequate Protection Liens” means any “replacement Liens” granted to the Senior Secured Parties as adequate protection of their interests in their Senior Collateral in respect of any Revolving Credit DIP Facility or Term Loan DIP Facility, as applicable.

 “Senior Collateral” means with respect to any Senior Secured Party, any Common Collateral on which it has a Senior Lien.

“Senior Documents” means, collectively, with respect to any Senior Obligation, any provision pertaining to such Senior Obligation in any Senior Security Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Obligation.

“Senior Liens” means (a) with respect to the Revolving Credit Priority Collateral, all Liens securing the Revolving Credit Obligations and (b) with respect to the Term Loan Priority Collateral, all Liens securing the Term Loan Obligations.

“Senior Obligations” means (a) with respect to any Revolving Credit Priority Collateral, all Revolving Credit Obligations and (b) with respect to any Term Loan Priority Collateral, all Term Loan Obligations.

“Senior Obligations Payment Date” means (a) with respect to Revolving Credit Obligations, the Revolving Credit Obligations Payment Date and (b) with respect to any Term Loan Obligations, the Term Loan Obligations Payment Date.

“Senior Representative” means (a) with respect to any Revolving Credit Priority Collateral, the Revolving Lender, and (b) with respect to any Term Loan Priority Collateral, the Term Loan Administrative Agent.

“Senior Secured Parties” means (a) with respect to the Revolving Credit Priority Collateral, all Revolving Credit Secured Parties, and (b) with respect to the Term Loan Priority Collateral, all Term Loan Secured Parties.

“Senior Security Documents” means with respect to any Senior Secured Party, the Security Documents that secure the Senior Obligations.

“Term Loan Administrative Agent” has the meaning set forth in the introductory paragraph hereof or, in the case of any Replacement Term Loan Agreement, the Term Loan Administrative Agent shall be the Person identified as such in the applicable Lien Sharing and Priority Confirmation Joinder.

“Term Loan Agreement” means the collective reference to (a) the Existing Term Loan Agreement and (b) any credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Term Loan Agreement unless such agreement or instrument expressly provides that it is not intended to be and is not an Term Loan Agreement hereunder (a “Replacement Term Loan Agreement”) and in each case that does not contain any provision that could not be introduced by amendment in accordance with Section 6(a).  Any reference to the Term Loan Agreement hereunder shall be deemed a reference to any Term Loan Agreement then extant.

“Term Loan Collateral” means all Collateral in which a Lien is granted or purported to be granted to any Term Loan Secured Party as security for any Term Loan Obligation (including, but not limited to, Accounts, Chattel Paper, Intellectual Property, Documents, General Intangibles, Instruments, Inventory, Investment Property, Letters of Credit and Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, cash or cash equivalents, Commercial Tort Claims, Equipment, Goods, Real Property, and accessions to, substitutions for, and replacements, Proceeds of Term Loan Collateral and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts, and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing, and all other assets of each Loan Party now or hereafter as set forth in the Term Loan Security Documents).

“Term Loan Collateral Proceeds Account” means one or more Deposit Accounts or securities accounts established or maintained by the Company or any other Loan Party or the Term Loan Administrative Agent for the sole purpose of holding the identifiable proceeds of any sale or other disposition of any Term Loan Priority Collateral, including those that are required to be held in trust in such account or accounts pursuant to the terms of any Term Loan Document.

“Term Loan Creditors” means the “Lenders” and the “Secured Parties”, each as defined in the Term Loan Agreement.

“Term Loan DIP Financing” has the meaning set forth in Section 5.2(b).

“Term Loan Documents” means each Term Loan Agreement, each Term Loan Security Document, each Term Loan Guarantee and each other “Credit Document” as defined in the Term Loan Agreement.

“Term Loan Guarantee” means any guarantee by any Loan Party of any or all of the Term Loan Obligations.

“Term Loan Lien” means any Lien created, or intended to be created, pursuant to the Term Loan Security Documents.

“Term Loan Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Term Loan Agreement or any Term Loan DIP Financing by the Term Loan Creditors, (b) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any Letter of Credit or similar instruments issued pursuant to the Term Loan Agreement, (c) all Term Loan Swap Obligations, (d) all guarantee obligations, indemnities, fees, expenses and other amounts payable from time to time pursuant to the Term Loan Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding and (e) all other “Obligations” as defined in the Term Loan Agreement; provided that Excess Term Loan Obligations shall not constitute Term Loan Obligations for  purposes of this Agreement.  To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Loan Party, as Proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Secured Parties and the Term Loan Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Term Loan Obligations Payment Date” means the first date on which (a) all Term Loan Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full, (b) all commitments to extend credit under the Term Loan Documents have been terminated, and (c) so long as the Revolving Credit Obligations Payment Date shall not have occurred, the Term Loan Administrative Agent has delivered a written notice to the Revolving Lender stating that the events described in clauses (a), (b) and (c) have occurred to the satisfaction of the Term Loan Secured Parties.

“Term Loan Post-Petition Assets” has the meaning set forth in Section 5.2(a).

“Term Loan Principal Debt” means the principal amount of indebtedness for borrowed money incurred under the Term Loan Documents.

“Term Loan Principal Debt Cap” means, as of any date of determination, the amount in respect of principal under the Term Loan Agreement not to exceed the sum of (a) the total of  (i) $40,000,000 minus (ii) the amount of principal payments applied to reduce the outstanding principal amount of the Term Loan Obligations other than with the proceeds of loans made under any Replacement Term Loan Agreement, plus (b) any payments in kind made by capitalizing such amount to the then outstanding principal amount of the Term Loan Obligations or issuing new promissory notes in relation thereto, plus (c) 25% of the amount in clause (a)(i).

“Term Loan Priority Collateral” means (a) the Term Loan Collateral Proceeds Account and the Vertex Refining Cash Collateral Account (in each case, other than any identifiable direct Proceeds of Revolving Credit Priority Collateral on deposit therein), and (b) all Common Collateral, other than Revolving Credit Priority Collateral.

“Term Loan Secured Parties” means the Term Loan Administrative Agent, the Term Loan Creditors and any other holders of the Term Loan Obligations.

“Term Loan Security Documents” means the “Collateral Documents” as defined in the Term Loan Agreement and any other documents creating or intending to create a Lien in favor of Term Loan Administrative Agent for the benefit of the Term Loan Secured Parties.

“Term Loan Swap Obligations” means, with respect to any Loan Party, (a) any obligations of such Loan Party owed to the Term Loan Administrative Agent, any other Term Loan Creditor (or any of their respective affiliates) in respect of any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities (including fuel), equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, and (b) any credit extended to any Loan Party by any one or more of the “Lenders” (as defined in the Term Loan Agreement) to enable any Loan Party to acquire any fuel hedge.

“Trade Secret Licenses” means any and all agreements granting any right in or to Trade Secrets (whether a Loan Party is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, now or hereafter in force, owned or used in, or contemplated at any time for use in, the business of any Loan Party, including with respect to any and all of the foregoing: (a) all documents and things embodying, incorporating, or referring in any way thereto, (b) all rights to sue for past, present and future infringement thereof, (c) all licenses, claims, damages, and proceeds of suit arising therefrom, and (d) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license, assignment, or other dispositions thereof.

“Trademark Licenses” means any and all agreements granting any right in or to Trademarks (whether a Loan Party is licensee or licensor thereunder).

“Trademarks” means all United States, state and foreign trademarks, service marks, certification marks, collective marks, trade names, corporate names, d/b/as, business names, fictitious business names, Internet domain names, trade styles, logos, other source or business identifiers, designs and general intangibles of a like nature, rights of publicity and privacy pertaining to the names, likeness, signature and biographical data of natural persons, now or hereafter in force, owned or used in the business of any Loan Party, and, with respect to any and all of the foregoing: (a) all registrations and applications therefor, (b) the goodwill of the business symbolized thereby, (c) all rights corresponding thereto throughout the world, (d) all rights to sue for past, present and future infringement or dilution thereof or for any injury to goodwill, (e) all licenses, claims, damages, and proceeds of suit arising therefrom, and (f) all payments and royalties and rights to payments and royalties arising out of the sale, lease, license assignment or other disposition thereof.

“Trigger Event” has the meaning set forth in Section 7.1.

“Unasserted Contingent Obligations” means, at any time, Revolving Credit Obligations or Term Loan Obligations, as applicable, for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any Revolving Credit Obligation or Term Loan Obligation, as applicable, and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding Letters of Credit or similar instruments) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of Revolving Credit Obligations or Term Loan Obligations, as applicable, for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Unsecured Claim” means allowed unsecured claim under Section 506(a) of the Bankruptcy Code (or any similar provision under any other Bankruptcy Law) as determined by a Final Order

“Vertex Refining Cash Collateral Account” means (i) the “Vertex Refining Cash Collateral Account” as defined in the Existing Term Loan Agreement as in effect on the date hereof and (ii) the Deposit Account or Deposit Accounts of the Company and/or Holdings established to receive the proceeds of the issuance of capital stock required under Section 5.13(b) of the Existing Term Loan Agreement (as amended pursuant to that certain First Amendment to Credit and Guaranty Agreement, dated as of December 5, 2014, and that certain Second Amendment to Credit and Guaranty Agreement, dated as of the date hereof) and any related issuances of capital stock in Holdings.

“Vertex Refining NV” means Vertex Refining NV, LLC, a Nevada limited liability company.

1.3           Rules of Construction.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.          Lien Priority.

2.1           Lien Subordination.  Notwithstanding the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Common Collateral or of any Senior Lien in respect of any Common Collateral and notwithstanding any provision of the Uniform Commercial Code, any applicable law, any Security Document, any alleged or actual defect or deficiency in any of the foregoing or any other circumstance whatsoever, the Junior Representative, on behalf of each Junior Secured Party in respect of such Common Collateral hereby agrees that:

(a)           any Senior Lien in respect of such Common Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any Junior Lien in respect of such Common Collateral (whether or not such Senior Lien is subordinated to any Lien securing any other obligation); and

(b)           any Junior Lien in respect of such Common Collateral, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Senior Lien in respect of such Common Collateral.

2.2           Prohibition on Contesting Liens.  In respect of any Common Collateral, the Junior Representative, on behalf of each Junior Secured Party, in respect of such Common Collateral agrees that it shall not, and hereby waives any right to:

(a)           contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity or enforceability of any Senior Lien on such Common Collateral; or

(b)           demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or similar right which it may have in respect of such Common Collateral or the Senior Liens on such Common Collateral, except to the extent that such rights are expressly granted in this Agreement.

2.3           Nature of Obligations.  The Term Loan Administrative Agent on behalf of itself and the other Term Loan Secured Parties acknowledges that a portion of the Revolving Credit Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that subject to Section 6 (b) the terms of the Revolving Credit Obligations may be modified, extended or amended from time to time and the aggregate principal amount of the Revolving Credit Obligations may be increased, replaced or refinanced with notice to, but without the consent of, the Term Loan Secured Parties so long as the aggregate Revolving Principal Debt does not exceed the Revolving Principal Debt Cap without affecting the provisions hereof.  The Revolving Lender acknowledges that subject to Section 6(a), the Term Loan Obligations may be replaced or refinanced, and that the terms of the Term Loan Obligations may be modified, extended or amended from time to time and the aggregate amount of the Term Loan Obligations may be increased, replaced or refinanced with notice to, but without the consent of, the Revolving Credit Secured Parties so long as the aggregate Term Loan Principal Debt does not exceed Term Loan Principal Debt Cap without affecting the provisions hereof.  The Lien Priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Revolving Credit Obligations or the Term Loan Obligations, or any portion thereof.

2.4           No New Liens.

(a)           Until the Revolving Credit Obligations Payment Date, no Term Loan Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the Revolving Lender under the Revolving Credit Documents, subject to the Lien Priority set forth herein.  If any Term Loan Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Term Loan Obligation which assets are not also subject to the Lien of the Revolving Lender under the Revolving Credit Documents, subject to the Lien Priority set forth herein, then the Term Loan Administrative Agent (or the relevant Term Loan Secured Party) shall, without the need for any further consent of any other Term Loan Secured Party and notwithstanding anything to the contrary in any other Term Loan Document be deemed to also hold and have held such Lien for the benefit of the Revolving Lender as security for the Revolving Credit Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Revolving Lender in writing of the existence of such Lien.

(b)           Until the Term Loan Obligations Payment Date, no Revolving Credit Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Revolving Credit Obligation which assets are not also subject to the Lien of the Term Loan Administrative Agent under the Term Loan Documents, subject to the Lien Priority set forth herein.  If any Revolving Credit Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Revolving Credit Obligation which assets are not also subject to the Lien of the Term Loan Administrative Agent under the Term Loan Documents, subject to the Lien Priority set forth herein, then the Revolving Lender (or the relevant Revolving Credit Secured Party), without the need for any further consent of any other Revolving Credit Secured Party and notwithstanding anything to the contrary in any other Revolving Credit Document be deemed to also hold and have held such Lien for the benefit of the Term Loan Administrative Agent as security for the Term Loan Obligations (subject to the Lien Priority and other terms hereof) and shall promptly notify the Term Loan Administrative Agent in writing of the existence of such Lien.

(c)           It is understood and agreed that if Vertex Refining NV consummates the Bango Acquisition (as defined as of the date hereof in the Existing Term Loan Agreement) in a manner that results in the release by the Term Loan Secured Parties of the guaranty by Vertex Refining NV of the First Lien Obligations and the release by the Term Loan Secured Parties of the Liens on assets of Vertex Refining NV securing the Term Loan Obligations, in each case, as required by the Existing Term Loan Agreement as in effect on the date hereof, then and in any such event, any guaranty by Vertex Refining NV of the Revolving Credit Obligations and any Liens on property of Vertex Refining NV securing the Revolving Credit Obligations shall be released by the Revolving Credit Secured Parties, and no Revolving Credit Secured Party shall be permitted to accept from Vertex Refining NV any guaranty the Revolving Credit Obligations or any Lien on any of Vertex Refining NV’s present or future assets to secure the Revolving Credit Obligations.

(d)           On or shortly after the date hereof, the Term Loan Administrative Agent will take an assignment of the Omega/Bango Financing Documents, record an assignment of any mortgage(s) and/or deed(s) of trust included in same, will record an assignment of the UCC-1 financing statements filed to perfect the Liens securing the obligations of Omega Financing and Bango Financing to Vertex Refining NV and will take possession of any promissory notes and other original Omega/Bango Financing Documents.  The Omega/Bango Financing Documents shall constitute Common Collateral, provided that the Revolving Lender will not be named as an assignee in such assignments and will not take separate assignments of such financing statements and/or mortgage(s) and/or deed(s) of trust except as provided in the immediately succeeding sentence.  Without limitation of the obligations of the Term Loan Administrative Agent with respect thereto under Section 2.6(b), promptly following the Term Loan Obligations Payment Date (and so long as the Revolving Credit Obligations Payment Date has not occurred), the Term Loan Administrative Agent shall deliver to the Revolving Lender any original Omega/Bango Financing Documents in its possession and will assign to the Revolving Lender (without representation or warranty of any kind and wholly without recourse) such financing statements and mortgages.  The Borrowers agree to the delivery by the Term Loan Administrative Agent to the Revolving Lender of such Omega/Bango Financing Documents and the assignment of the financing statements and mortgage(s) and deed(s) of trust to the Revolving Lender, in each case, as contemplated by this paragraph (d).

2.5           Separate Grants of Security and Separate Classification.  Each Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the Revolving Credit Security Documents and the Term Loan Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Term Loan Obligations are fundamentally different from the Revolving Credit Obligations and should be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Revolving Credit Secured Parties and the Term Loan Secured Parties in respect of the Common Collateral constitute claims in the same class (rather than separate classes of senior and junior secured claims), then the Revolving Credit Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of Revolving Credit Obligation claims and Term Loan Obligation claims against the Loan Parties (with the effect being that, to the extent that the aggregate value of the Revolving Credit Priority Collateral or Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties), the Revolving Credit Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest that is available from each pool of Priority Collateral for each of the Revolving Credit Secured Parties and the Term Loan Secured Parties, respectively, before any distribution is made in respect of the claims held by the other Secured Parties, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

2.6           Agreements Regarding Actions to Perfect Liens.

(a)           The Revolving Lender and each Revolving Credit Secured Party agrees, on the one hand, and the Term Loan Administrative Agent agrees, on behalf of itself and the other Term Loan Secured Parties, with respect to the Term Loan Security Documents, on the other hand, that each such Security Document granting any Lien in the Collateral will contain the following legend (or a legend substantially similar thereto):

“Reference is made to the Intercreditor Agreement, dated as of __________________, 2015 among MIDCAP BUSINESS CREDIT LLC, as the Revolving Lender (as defined therein), GOLDMAN SACHS BANK USA, as the Term Loan Administrative Agent (as defined therein), VERTEX ENERGY, INC., a Nevada corporation (“Holdings”), VERTEX ENERGY OPERATING, LLC, a Texas limited liability company, and the subsidiaries of Holdings named therein (as amended, modified, restated, amended and restated or supplemented from time to time, the “Intercreditor Agreement”).  Each Person that benefits from the security hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the [Revolving Lender] [Term Loan Administrative Agent] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.”

(b)           Each of the Revolving Lender and the Term Loan Administrative Agent hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral (including the Omega/Bango Financing Documents) pursuant to the Revolving Credit Security Documents or the Term Loan Security Documents, as applicable, whether as bailee for perfection or otherwise, such possession or control is also for the benefit of the Term Loan Administrative Agent and the other Term Loan Secured Parties or the Revolving Lender and the other Revolving Credit Secured Parties, as applicable, solely to the extent required to perfect their Lien in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the Revolving Lender or the Term Loan Administrative Agent (or any third party acting on either such Person’s behalf) with respect to such Common Collateral or provide the Term Loan Administrative Agent, any other Term Loan Secured Party, the Revolving Lender or any other Revolving Credit Secured Party, as applicable, with any rights with respect to such Common Collateral beyond those specified in this Agreement, the Revolving Credit Security Documents and the Term Loan Security Documents, as applicable; provided that:

(c)           subsequent to the occurrence of the Revolving Credit Obligations Payment Date (so long as the Term Loan Obligations Payment Date shall not have occurred) and subject to the terms of any applicable Account Agreement, the Revolving Lender shall (i) deliver to the Term Loan Administrative Agent, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Term Loan Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; and

(d)           subsequent to the occurrence of the Term Loan Obligations Payment Date (so long as the Revolving Credit Obligations Payment Date shall not have occurred), the Term Loan Administrative Agent shall (i) deliver to the Revolving Lender, at the Loan Parties’ sole cost and expense, the Common Collateral in its possession or control (including, but not limited to certificates of title, certificates evidencing Capital Stock, and promissory notes), together with any necessary endorsements to the extent required by the Revolving Credit Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs.

The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Revolving Credit Secured Parties and the Term Loan Secured Parties and (i) shall not impose on the Revolving Credit Secured Parties or the Term Loan Secured Parties any obligations in respect of the disposition of any Common Collateral (or any Proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party, and (ii) shall not constitute a subordination of the Term Loan Obligations to the Revolving Credit Obligations or the Revolving Credit Obligations to the Term Loan Obligations.

SECTION 3.          Enforcement Rights.

3.1           Exclusive Enforcement.  Until the Senior Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the Senior Secured Parties shall have the exclusive right to take and continue any Enforcement Action (including the right to credit bid their debt) with respect to their Senior Collateral, without any consultation with or consent of any Junior Secured Party, but subject to Section 2.1(a) and Section 2.1(b) and the proviso set forth in Section 5.1 and the last sentence of Section 3.2.  Upon the occurrence and during the continuance of a default or an event of default under the Senior Documents, the Senior Representative and the other Senior Secured Parties may take and continue any Enforcement Action with respect to the Senior Obligations and the Senior Collateral in such order and manner as they may determine in their sole discretion in accordance with the terms and conditions of the Senior Documents, subject to Section 3.4.

3.2           Standstill and Waivers.  Each Junior Representative, on behalf of itself and the other Junior Secured Parties, agrees that, until the Senior Obligations Payment Date has occurred, subject to Section 2.1(a) and Section 2.1(b), the proviso set forth in Section 5.1 and the last sentence in this Section 3.2:

(a)           they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien on any Senior Collateral that secures any Junior Obligation pari passu with or senior to, or to give any Junior Secured Party any preference or priority relative to, the Liens on the Senior Collateral securing the Senior Obligations;

(b)           they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Senior Collateral by any Senior Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) in respect of the Senior Collateral by or on behalf of any Senior Secured Party;

(c)           they have no right to (x) direct either the Senior Representative or any other Senior Secured Party to exercise any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents in respect of the Senior Collateral or (y) consent or object to the exercise by the Senior Representative or any other Senior Secured Party of any right, remedy or power with respect to the Senior Collateral or pursuant to the Senior Security Documents with respect to the Senior Collateral or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor in respect of the Senior Collateral or otherwise, they hereby irrevocably waive such right);

(d)           they will not in any Insolvency Proceeding or other proceeding, make any claim against any Senior Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no Senior Secured Party shall be liable for, any action taken or omitted to be taken by any Senior Secured Party with respect to the Senior Collateral or pursuant to the Senior Documents in respect of the Senior Collateral (other than any action taken or omitted to be taken in violation of this Agreement);

(e)           they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Senior Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Senior Collateral;

(f)           they will not seek, and hereby waive any right, to have the Senior Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Senior Collateral; and

(g)           they will not take any action that would hinder any exercise of remedies undertaken by the Senior Secured Parties with respect to the Senior Collateral under the Senior Security Documents, including any sale, lease, exchange, transfer or other disposition of any Common Collateral by the Senior Secured Parties, whether by foreclosure or otherwise, and each Junior Secured Party waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which any Senior Secured Party seek to enforce its Senior Liens on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Secured Parties is adverse to the interests of the Junior Secured Parties (subject, however, to the rights of the Revolving Lender under Section 3.4).

Notwithstanding the foregoing, any Junior Representative may, (i) take all such actions as it shall deem necessary to (A) perfect or continue the perfection of its Junior Liens or (B) create or preserve (but not enforce) the Junior Liens on any Collateral, and (ii) subject at all times to the provisions of Section 4, enforce or exercise any or all such rights and remedies as to any Junior Collateral commencing 180 days after the date of the receipt by the Senior Representative of written notice from the Junior Representative of the declaration by the Junior Secured Parties of an event of default under the applicable Junior Documents in accordance with the terms of such Junior Documents that is continuing and the written demand by the Junior Secured Parties of the immediate payment in full of all of the applicable Junior Obligations (such 180-day period being referred to herein as the “Junior Standstill Period”); provided that

(i)           in the event that at any time after the Junior Representative has sent a notice to the Senior Representative to commence the Junior Standstill Period, the event of default that was the basis for such notice is cured or waived or otherwise ceases to exist and no other events of default under the applicable Junior Documents (including the failure to pay all accelerated Junior Obligations) have occurred and are then continuing, then the notice shall automatically and without further action of the parties be deemed rescinded and no Junior Standstill Period shall be deemed to have been commenced;

(j)           the Junior Standstill Period shall be tolled for any period during which the Senior Representative is stayed from exercising rights or remedies pursuant to an Insolvency Proceeding or court order so long as, except in the case of an Insolvency Proceeding, the Senior Representative is using its commercially reasonable efforts to have such stay lifted;

(k)           prior to taking its first action to enforce or exercise any or all such rights and remedies after the end of the Junior Standstill Period, the Junior Representative shall give the Senior Representative not more than ten (10) Business Days’ and not less than five (5) Business Days’ prior written notice of the intention of Junior Representative to exercise its rights and remedies, including specifying the rights and remedies that it intends to exercise, which notice may be sent prior to the end of the Junior Standstill Period and in the event that Junior Representative shall not take any action to enforce or exercise any or all of such rights within ninety (90) days after the end of the Junior Standstill Period, then the notice to commence such Junior Standstill Period shall automatically and without further action of the parties be deemed rescinded and no Junior Standstill Period shall be deemed to have been commenced; and

(l)           notwithstanding anything to the contrary contained in this Section 3.2, the Junior Representative and the other Junior Secured Parties may not exercise any rights and remedies against any specific item or items of Junior Collateral after the end of the Junior Standstill Period, if and for so long as the Senior Representative or any other Senior Secured Party is diligently pursuing in good faith the exercise of its enforcement rights or remedies in respect of such Collateral.

Each Junior Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Document shall be deemed to restrict in any way the rights and remedies of any Senior Secured Party to take any Enforcement Action in accordance with this Agreement and the applicable Senior Document.

3.3           Judgment Creditors.  In the event that any Term Loan Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Liens and the Revolving Credit Obligations) to the same extent as all other Liens securing the Term Loan Obligations are subject to the terms of this Agreement. In the event that any Revolving Credit Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Liens and the Term Loan Obligations) to the same extent as all other Liens securing the Revolving Credit Obligations are subject to the terms of this Agreement.

3.4           Cooperation; Sharing of Information and Access.

(a)           (i)  The Term Loan Administrative Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that each of them shall take such actions as the Revolving Lender shall reasonably request in connection with the exercise by the Revolving Credit Secured Parties of their rights set forth herein in respect of the Revolving Credit Priority Collateral; and (ii) The Revolving Lender agrees that it shall take such actions as the Term Loan Administrative Agent shall reasonably request in connection with the exercise by the Term Loan Secured Parties of their rights set forth herein in respect of the Term Loan Priority Collateral.

(b)           (i)  In the event that the Revolving Lender shall, in the exercise of its rights under the Revolving Credit Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to any of the Term Loan Priority Collateral, the Revolving Lender shall promptly notify the Term Loan Administrative Agent of such fact and, upon request from the Term Loan Administrative Agent and as promptly as practicable thereafter (subject to any confidentiality provisions in the Revolving Credit Documents), either make available to the Term Loan Administrative Agent such books and Records for inspection and duplication or provide to the Term Loan Administrative Agent copies thereof; (ii) in the event that the Term Loan Administrative Agent shall, in the exercise of its rights under the Term Loan Security Documents or otherwise, receive possession or control of any books and Records of any Loan Party which contain information identifying or pertaining to any of the Revolving Credit Priority Collateral, the Term Loan Administrative Agent shall promptly notify the Revolving Lender of such fact and, upon request from the Revolving Lender and as promptly as practicable thereafter (subject to any confidentiality provisions in the Term Loan Documents), either make available to the Revolving Lender such books and Records for inspection and duplication or provide the Revolving Lender copies thereof.

(c)           (i) To the extent that the Term Loan Administrative Agent acquires ownership of any Intellectual Property that constitutes Term Loan Priority Collateral, the Term Loan Administrative Agent, on behalf of itself and the other Term Loan Secured Parties, hereby irrevocably grants the Revolving Lender a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of the Term Loan Administrative Agent’s and the other Term Loan Secured Parties’ interest therein, exercisable without payment of royalty or other compensation, to use any of the Intellectual Property now or hereafter owned by, licensed to, or otherwise used by the Loan Parties in order for Revolving Lender and Revolving Credit Secured Parties to purchase, use, market, repossess, possess, store, assemble, manufacture, process, sell, transfer, distribute or otherwise dispose of any asset included in the Revolving Credit Priority Collateral in connection with the liquidation, disposition or realization upon the Revolving Credit Priority Collateral in accordance with the terms and conditions of the Revolving Credit Security Documents and the other Revolving Credit Documents and (ii) prior to acquiring any such ownership, the Term Loan Administrative Agent shall take no action to interfere with the use by the Revolving Lender and the Revolving Credit Secured Parties of any license in Intellectual Property acquired by the Revolving Credit Secured Parties from any Loan Party to take any of the actions contemplated by clause (a) of this sentence.  Until the Revolving Credit Obligations Payment Date, the Term Loan Administrative Agent agrees that any sale, transfer or other disposition by or at the direction of the Term Loan Administrative Agent of any of the Loan Parties’ Intellectual Property (whether by foreclosure or otherwise) will be subject to the Revolving Lender’s rights as set forth in this Section 3.4.

(d)           If the Term Loan Administrative Agent, or any agent or representative of the Term Loan Administrative Agent, or any receiver, shall, after the commencement of any Enforcement Action, obtain possession or physical control of any of the Term Loan Priority Collateral constituting Real Property or any material Term Loan Priority Collateral constituting Equipment or Fixtures, the Term Loan Administrative Agent shall use its reasonable best efforts to promptly notify the Revolving Lender in writing of that fact, and the Revolving Lender shall, within thirty (30) Business Days thereafter, notify the Term Loan Administrative Agent in writing as to whether the Revolving Lender desires to exercise access rights under this Agreement.  In addition, if the Revolving Lender, or any agent or representative of the Revolving Lender, or any receiver, shall obtain possession or physical control of any of the Term Loan Priority Collateral in connection with an Enforcement Action, then the Revolving Lender shall promptly notify the Term Loan Administrative Agent that the Revolving Lender is exercising its access rights under this Agreement and its rights under Section 3.4 under either circumstance.  Upon delivery of such notice by the Revolving Lender to the Term Loan Administrative Agent, the parties shall confer in good faith to coordinate with respect to the Revolving Lender’s exercise of such access rights, with such access rights to apply to any parcel or item of Term Loan Priority Collateral access to which is reasonably necessary to enable the Revolving Lender during normal business hours: (i) to convert Revolving Credit Priority Collateral consisting of raw materials and work-in-process into saleable finished goods; (ii) to complete any service or project required for the practical realization of the benefits of the Revolving Credit Priority Collateral; (iii) to transport such Revolving Credit Priority Collateral to a point where such conversion can occur; (iv) to otherwise prepare Revolving Credit Priority Collateral for sale; and/or (v) to arrange or effect the sale of Revolving Credit Priority Collateral, all in accordance with the manner in which such matters are completed in the ordinary course of business.  Consistent with the definition of “Access Period,” access rights will apply to differing parcels or items of Term Loan Priority Collateral at differing times, in which case, a differing Access Period will apply to each such parcel or items (provided that different Access Periods shall not apply to different items located on a single parcel).  During any pertinent Access Period, the Revolving Lender and its agents, representatives and designees shall have an irrevocable, non-exclusive right to have access to, and a rent-free right to use, the relevant parcel or item of Term Loan Priority Collateral for the purposes described above.  The Revolving Lender shall take proper and reasonable care under the circumstances of any Term Loan Priority Collateral that is used by the Revolving Lender during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the Revolving Lender or its agents, representatives or designees and the Revolving Lender shall comply with all applicable laws and any applicable lease in all material respects in connection with its use or occupancy or possession of the Revolving Credit Priority Collateral and shall conform in such use to customary industry practices with respect to the use and maintenance thereof, and, if requested by the Term Loan Administrative Agent, the Revolving Lender shall provide to the Term Loan Administrative Agent evidence of liability insurance held by the Revolving Lender (or by its agents, a receiver or other designee acting on its behalf) and no moveable item of Term Loan Priority Collateral may be removed from the premises at which such equipment was theretofore located without the prior written consent of the Term Loan Administrative Agent.  The Revolving Lender will not be liable for any diminution in the value of Term Loan Priority Collateral caused by the absence of the Revolving Credit Priority Collateral therefrom.  The Revolving Lender and the Term Loan Administrative Agent shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of Term Loan Administrative Agent to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale. Consistent with the definition of the term “Access Period,” if any order or injunction is issued or stay is granted or is otherwise effective by operation of law that prohibits the Revolving Lender from exercising any of its rights hereunder, then the Access Period granted to the Revolving Lender under this Section 3.4 shall be stayed during the period of such prohibition (so long as the Revolving Lender is using commercially reasonable efforts to lift any such order, injunction, stay or operation of law, unless it is a stay issued in an Insolvency Proceeding, in which case Revolving Lender is not required to attempt to lift such stay) and shall continue thereafter for the number of days remaining as required under this Section 3.4.  The Term Loan Administrative Agent shall not foreclose or otherwise sell, remove or dispose of any of the Term Loan Priority Collateral during the Access Period with respect to such Collateral if such Collateral is reasonably necessary to enable the Revolving Lender to convert, transport or arrange to sell the Revolving Credit Priority Collateral as described above.

3.5           No Additional Rights For the Loan Parties Hereunder.  Except as provided in Section 3.6 hereof, if any Revolving Credit Secured Party or Term Loan Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any Revolving Credit Secured Party or Term Loan Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Revolving Credit Secured Party or any Term Loan Secured Party.

3.6           Actions Upon Breach.  Should any Revolving Credit Secured Party or Term Loan Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any Revolving Credit Secured Party or any Term Loan Secured Party (in its own name or in the name of the relevant Loan Party), as applicable, or the relevant Loan Party, may obtain relief against such Revolving Credit Secured Party or Term Loan Secured Party, as applicable, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Revolving Lender and the Term Loan Administrative Agent on behalf of each Term Loan Secured Party that (i) the Revolving Credit Secured Parties’ or Term Loan Secured Parties’, as applicable, damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Term Loan Secured Party or each Revolving Credit Secured Party, as applicable, waives any defense that the Loan Parties and/or the Term Loan Secured Parties and/or Revolving Credit Secured Parties, as applicable, cannot demonstrate damage and/or be made whole by the awarding of damages.

SECTION 4.	Application of Proceeds of Senior Collateral; Dispositions and Releases of Liens; Notices and Insurance.

4.1           Application of Proceeds.

(a)           Application of Proceeds of Common Collateral.  The Senior Representative and Junior Representative, each hereby agree that all Common Collateral, and all Proceeds thereof, received by either of them in connection with the collection, sale or disposition of Common Collateral in an Enforcement Action shall be applied, first, (a) with respect to any Common Collateral or Proceeds thereof, to the payment of costs and expenses (including reasonable attorneys’ fees and expenses and court costs) of the Senior Representative in connection with such Enforcement Action, or (to the extent such Enforcement Action was taken in conformity with this Agreement by the Junior Representative in lieu of the Senior Representative), of the Junior Representative, in connection with such Enforcement Action (provided that the Junior Representative can provide reasonably satisfactory evidence of its costs and expenses incurred in connection therewith);

next, (b) solely with respect to Revolving Credit Priority Collateral and Proceeds thereof;

first, to the payment of Revolving Credit Obligations until the Revolving Credit Obligations Payment Date;

second, to the payment of Term Loan Obligations until the Term Loan Obligations Payment Date;

third, to the payment of Excess Revolving Credit Obligations until the Excess Revolving Credit Obligations Payment Date;

fourth, to the payment of Excess Term Loan Obligations until the Excess Term Loan Obligations Payment Date and fifth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct; and

next, (c) solely with respect to Term Loan Priority Collateral and Proceeds thereof:

first, to the payment of Term Loan Obligations until the Term Loan Obligations Payment Date;

second, to the payment of Revolving Credit Obligations until the Revolving Credit Obligations Payment Date;

third, to the payment of Excess Term Loan Obligations until the Excess Term Loan Obligations Payment Date;

fourth, to the payment of Excess Revolving Credit Obligations until the Excess Revolving Credit Obligations Payment Date; and

fifth, the balance, if any, to the Loan Parties or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)           Limited Obligation or Liability.  In exercising remedies, whether as a secured creditor or otherwise, the Senior Representative shall have no obligation or liability to the Junior Representative or to any Junior Secured Party, regarding the adequacy of any Proceeds or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each party under the terms of this Agreement.

(c)           Segregation of Collateral.  Until the occurrence of the Senior Obligations Payment Date, any Senior Collateral that may be received by any Junior Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the Senior Representative, for the benefit of the Senior Secured Parties, in the same form as received, with any necessary endorsements, and each Junior Secured Party or such holder hereby authorizes the Senior Representative to make any such endorsements as agent for the Junior Representative (which authorization, being coupled with an interest, is irrevocable).

4.2           Releases of Liens.  Upon any release, sale or disposition of Senior Collateral (x) permitted pursuant to the terms of the Senior Documents and the Junior Documents that results in the release of the Senior Lien on any Senior Collateral or (y) pursuant to any Enforcement Action (other than release of the Senior Lien due to the occurrence of the Senior Obligations Payment Date), the Junior Lien on such Senior Collateral (excluding any portion of the Proceeds of such Senior Collateral remaining after the Senior Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent by or action of any Person.  The Junior Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Representative shall request to evidence any release of the Junior Lien described in this Section 4.2.  The Junior Representative hereby appoints the Senior Representative and any officer or duly authorized person of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Junior Representative and in the name of the Junior Representative or in the Senior Representative’s own name, from time to time, in the Senior Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3           Insurance.  Proceeds of Common Collateral include insurance proceeds and therefore the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds.  Each of the Revolving Lender and the Term Loan Administrative Agent (each for and on behalf of their respective Secured Parties), shall be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to any Common Collateral. Prior to the Revolving Credit Obligations Payment Date, the Revolving Lender shall have the sole and exclusive right, as between the Term Loan Administrative Agent on the one hand and the Revolving Lender on the other hand, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Revolving Credit Priority Collateral.  Prior to the Term Loan Obligations Payment Date, the Term Loan Administrative Agent shall have the sole and exclusive right, as between the Revolving Lender on the one hand and the Term Loan Administrative Agent on the other hand, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Term Loan Priority Collateral.  All proceeds of such insurance shall be remitted to the Revolving Lender (to the extent the Revolving Lender has a Senior Lien on the property giving rise to such insurance proceeds) or the Term Loan Administrative Agent (to the extent the Term Loan Administrative Agent has a Senior Lien on the property giving rise to such insurance proceeds) and each of the Term Loan Administrative Agent and Revolving Lender shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

4.4.           Rights as Unsecured and Secured Creditors. Except to the extent in contravention of the express terms of this Agreement any Secured Party may exercise rights and remedies as an unsecured creditor against any Loan Party in accordance with the terms of the applicable Revolving Credit Documents or Term Loan Documents and applicable law.  Nothing in this Agreement shall prohibit the receipt by any Secured Party of required payments in respect of interest, principal and other obligations under the applicable Revolving Credit Documents or Term Loan Documents unless such payment is made with an application of proceeds that violates the waterfall for application of proceeds set forth in Section 4.1 or otherwise violates any other provision of this Agreement.

SECTION 5.         Insolvency Proceedings.

5.1           Filing of Motions.  Until the Senior Obligations Payment Date has occurred, the Junior Representative agrees on behalf of itself and the other Junior Secured Parties that no Junior Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Senior Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the Senior Representative (including the validity and enforceability thereof) or any other Senior Secured Party in respect of any Senior Collateral or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Junior Representative may (i) file a proof of claim in an Insolvency Proceeding, (ii) file any necessary responsive or defensive pleadings in opposition of any motion or other pleadings made by any Person objecting to or otherwise seeking the disallowance of any Person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Parties on the Senior Collateral, (iii) seek adequate protection in respect of its Junior Lien to the extent permitted by this Agreement, (iv) seek or object to any valuation of the Senior Collateral (other than as otherwise prohibited hereby), and (v) object to any Revolving Credit DIP Financing or Term Loan DIP Financing based on lack of adequate protection in respect of the Senior Collateral to the extent that such financing is inconsistent with the consents provided by the Junior Representative in Section 5.2, in each case, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Junior Representative imposed hereby.

5.2           Financing Matters.

(a)           If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Revolving Credit Obligations Payment Date, and if the Revolving Lender or the other Revolving Credit Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Revolving Credit DIP Financing”), then the Term Loan Administrative Agent agrees, on behalf of itself and the other Term Loan Secured Parties, that each Term Loan Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such Revolving Credit DIP Financing on the grounds of a failure to provide “adequate protection” for the Term Loan Lien or on any other grounds (and will not request any adequate protection solely as a result of such Revolving Credit DIP Financing) and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Term Loan Liens on any Revolving Credit Priority Collateral (A) to such Revolving Credit DIP Financing on the same terms as the Term Loan Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Revolving Credit Secured Parties and (C) to any “carve-out” agreed to by the Revolving Lender or the other Revolving Credit Secured Parties, so long as (v) the proposed Revolving Credit DIP Financing does not compel any Loan Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in such financing documentation, (w) the maximum principal amount of the Revolving Credit DIP Financing (together with any Revolving Credit Obligations that will not be repaid or fully cash collateralized with the proceeds of the initial advance under the Revolving Credit DIP Financing) will not exceed the Revolving Principal Debt Cap, (x) the Term Loan Administrative Agent retains its Term Loan Lien (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Term Loan Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Revolving Credit DIP Financing is junior and subordinate to the Term Loan Lien on the Term Loan Priority Collateral, (y) all Liens on Revolving Credit Priority Collateral securing any such Revolving Credit DIP Financing shall be senior to or on a parity with the Revolving Credit Lien on the Revolving Credit Priority Collateral and (z) if the Revolving Lender receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Revolving Credit Obligations, and such replacement or adequate protection Lien is on any of the Term Loan Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Term Loan Priority Collateral (the “Term Loan Post-Petition Assets”) is junior and subordinate to the Term Loan Lien on the Term Loan Priority Collateral and (2) the Term Loan Administrative Agent also receives a replacement or adequate protection Lien on such Term Loan Post-Petition Assets of the debtor to secure the Term Loan Obligations. In no event will any of the Revolving Credit Secured Parties seek to obtain a priming Lien on any of the Term Loan Priority Collateral and nothing contained herein shall be deemed to be a consent by Term Loan Secured Parties to any adequate protection payments using Term Loan Priority Collateral.

(b)           If any Loan Party becomes subject to any Insolvency Proceeding in the United States at any time prior to the Term Loan Obligations Payment Date, and if the Term Loan Administrative Agent or the other Term Loan Secured Parties desire to consent (or not object) or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “Term Loan DIP Financing”), then the Revolving Lender agrees that the Revolving Lender (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to such Term Loan DIP Financing on the grounds of a failure to provide “adequate protection” for the Revolving Credit Lien or on any other grounds (and will not request any adequate protection solely as a result of such Term Loan DIP Financing) and (ii) will subordinate (and will be deemed hereunder to have subordinated) the Revolving Credit Liens on any Term Loan Priority Collateral (A) to such Term Loan DIP Financing on the same terms as the Revolving Credit Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Term Loan Secured Parties and (C) to any “carve-out” agreed to by the Term Loan Administrative Agent or the other Term Loan Secured Parties, so long as (v) the proposed Term Loan DIP Financing does not compel any Loan Party to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in such financing documentation, (w) the maximum principal amount of the Term Loan DIP Financing (together with any Term Loan Obligations that will not be repaid or fully cash collateralized with the proceeds of the initial advance under the Term Loan DIP Financing) will not exceed the Term Loan Principal Debt Cap, (x) the Revolving Lender retains its Revolving Credit Lien (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code) and, as to the Revolving Credit Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the Bankruptcy Code and any Lien securing such Term Loan DIP Financing is junior and subordinate to the Revolving Credit Lien on the Revolving Credit Priority Collateral, (y) all Liens on Term Loan Priority Collateral securing any such Term Loan DIP Financing shall be senior to or on a parity with the Term Loan Lien on the Term Loan Priority Collateral and (z) if the Term Loan Administrative Agent receives a replacement or adequate protection Lien on post-petition assets of the debtor to secure the Term Loan Obligations, and such replacement or adequate protection Lien is on any of the Revolving Credit Priority Collateral, (1) such replacement or adequate protection Lien on such post-petition assets which are part of the Revolving Credit Priority Collateral (the “Revolving Credit Post-Petition Assets”) is junior and subordinate to the Revolving Credit Lien on the Revolving Credit Priority Collateral and (2) the Revolving Lender also receives a replacement or adequate protection Lien on such Revolving Credit Post-Petition Assets of the debtor to secure the Revolving Credit Obligations. In no event will any of the Term Loan Secured Parties seek to obtain a priming Lien on any of the Revolving Credit Priority Collateral and nothing contained herein shall be deemed to be a consent by the Revolving Credit Secured Parties to any adequate protection payments using Revolving Credit Priority Collateral.

(c)           All Liens granted to the Term Loan Administrative Agent or the Revolving Lender in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.

5.3           Relief From the Automatic Stay.  Until the Revolving Credit Obligations Payment Date, the Term Loan Administrative Agent agrees, on behalf of itself and the other Term Loan Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Revolving Credit Priority Collateral, without the prior written consent of the Revolving Lender.  Until the Term Loan Obligations Payment Date, the Revolving Lender agrees that it will not seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Term Loan Priority Collateral, without the prior written consent of the Term Loan Administrative Agent. In addition, neither the Term Loan Administrative Agent nor the Revolving Lender shall seek any relief from the automatic stay with respect to any Common Collateral without providing thirty (30) days’ prior written notice to the other, unless otherwise agreed in writing by both the Revolving Lender and the Term Loan Administrative Agent.

5.4           Adequate Protection.

(a)           The Junior Representative, on behalf of itself and the Junior Secured Parties, agrees that, prior to the Senior Obligations Payment Date, none of them shall contest (or support any other Person contesting) (a) any request by the Senior Representative or any Senior Secured Party for adequate protection of its interest in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable), or (b) any objection by the Senior Representative or any Senior Secured Party to any motion, relief, action, or proceeding based on a claim by the Senior Representative or any Senior Secured Party that its interests in the Senior Collateral (unless in contravention of Section 5.2(a) or (b), as applicable) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the Senior Representative as adequate protection of its interests are subject to this Agreement.

(b)           Among other things, the Senior Representative may seek or request adequate protection of its interest in the Senior Collateral in the form of a replacement Lien on Post-Petition Assets of any Loan Party which Lien, if granted, will be senior to the Liens securing the Junior Obligations, including any Liens permitted under this Section 5.4 to the extent such Post-Petition Assets of such Loan Party would have constituted Senior Collateral as to the Senior Representative for the applicable Senior Obligations but for the occurrence of the Insolvency Proceeding (but may not seek adequate protection in the form of replacement Liens on property that is (or that but for the occurrence of the Insolvency Proceeding would be) Junior Collateral (as to such Senior Representative)).

(c)           Notwithstanding the preceding Section 5.4(a) and Section 5.4(b), in any Insolvency Proceeding involving a Loan Party, except as permitted in this Section 5.4, no Junior Secured Party  may seek or request adequate protection or other relief.  If the Senior Representative is granted adequate protection in the form of additional or replacement Collateral in connection with any Revolving Credit DIP Financing or Term Loan DIP Financing, then (A) the Junior Representative may seek or request adequate protection in the form of a replacement Lien on Post-Petition Assets of any Loan Party that would have constituted Junior Collateral (as to Junior Representative) for the applicable Junior Obligations but for the occurrence of the Insolvency Proceeding, provided that any such Lien shall be subordinated to all Liens securing repayment of the Revolving Credit DIP Financing or Term Loan DIP Financing (as applicable), all Senior Adequate Protections Liens (as to such Junior Representative), and  any “carve-out” agreed to by the Senior Representative (and all Senior Obligations relating thereto) in respect of such Senior Representative’s Senior Collateral pursuant to Section 5.2 on the same basis as the other Liens securing the Junior Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (B) in the event the Junior Representative seeks or requests adequate protection in respect of its Junior Collateral and such adequate protection is granted in the form of Liens on Post-Petition Assets of any Loan Party that would have constituted Junior Collateral (as to Junior Representative) for the applicable Junior Obligations but for the occurrence of the Insolvency Proceeding, then such Junior Representative agrees that the Senior Representative shall also be granted a Senior Lien on such Post-Petition Assets of such Loan Party as security for the applicable Senior Obligations to the extent such Post-Petition Assets of such Loan Party would have constituted Senior Collateral for the Senior Representative but for the occurrence of the Insolvency Proceeding and for any the Revolving Credit DIP Financing or Term Loan DIP Financing (as applicable), and that any Lien on such Post-Petition Assets of such Loan Party securing the Junior Obligations shall be subordinated to the Liens on such Post-Petition Assets securing the Senior Obligations, all Liens securing the Revolving Credit DIP Financing or Term Loan DIP Financing (as applicable), all Senior Adequate Protections Liens, and any “carve-out” agreed to by the Senior Representative in respect of Senior Collateral (and all Senior Obligations relating thereto) on the same basis as the other Junior Liens securing the Junior Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

(d)           So long as Senior Representative is receiving payment in cash of all Post-Petition Interest (including all interest at the applicable rate under the Senior Documents), Junior Representative may seek and, subject to the terms hereof, retain payments of Post-Petition Interest (consisting of interest at the applicable rate under the Junior Documents. If a Junior Secured Party receives any such adequate protection payments before the Senior Obligations Payment Date, then upon the effective date of any plan or the conclusion or dismissal of any Insolvency Proceeding, the Junior Secured Party will pay over to the Senior Representative an amount equal to the lesser of (i) any such adequate protection payments received by the Junior Secured Party and (ii) the amount necessary to cause the Senior Obligations Payment Date to occur.  Notwithstanding anything herein to the contrary, no Junior Secured Parties may request or receive adequate protection payments from Proceeds of any Collateral which as to such Junior Secured Party is not its Senior Collateral, and nothing herein shall limit the rights of the Senior Representative to object to such adequate protection in the form of cash payments, periodic cash payments or cash payments of interest to the Junior Secured Parties.

5.5           Avoidance Issues.  If any Senior Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as Proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Obligations Payment Date shall be deemed not to have occurred.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  The Junior Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6           Asset Dispositions in an Insolvency Proceeding.  Neither the Junior Representative nor any other Junior Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any Senior Collateral that is supported by the Senior Secured Parties, and the Junior Representative and each other Junior Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale of any Senior Collateral supported by the Senior Secured Parties and to have released their Liens on such assets; provided, that (A) such Junior Representative’s Lien(s) attaches to the proceeds of such sale or other disposition (subject to the terms of this Agreement) and (B) the Junior Representative may object to any the application of proceeds of such sale, other than an application to repay Senior Obligations, Revolving Credit DIP Financing or Term Loan DIP Financing.

5.7           Other Matters.  To the extent that the Senior Representative or any Senior Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Junior Collateral, the Senior Representative agrees, on behalf of itself and the other Senior Secured Parties, not to assert any of such rights without the prior written consent of the Junior Representative; provided that if requested by the Junior Representative, the Senior Representative shall timely exercise such rights in the manner requested by the Junior Representative, including any rights to payments in respect of such rights.

5.8           Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

5.9.           Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of any reorganized Loan Party secured by Lien upon any property of such reorganized Loan Party are distributed pursuant to a plan of reorganization on account of Senior Obligations and Junior Obligations, then, to the extent such debt obligations are secured by Liens upon Common Collateral (or Post-Petition Assets that but for the Insolvency Proceeding would be Common Collateral), the provisions of this Agreement will survive the distribution of such debt obligations and will apply with like effect to the Liens securing such debt obligations.

5.10.            Post-Petition Interest.  No Secured Party shall oppose or seek to challenge any claim by the any other Secured Party for allowance in any Insolvency Proceeding of Revolving Credit Obligations or Term Loan Obligations consisting of Post-Petition Interest, or post-petition fees or expenses to the extent of the value of the Senior Lien securing such other Secured Party’s claim, without regard to the existence of the Junior Lien on the applicable Common Collateral.

SECTION 6.          Term Loan Documents and Revolving Credit Documents.

(a)           Each Loan Party and the Term Loan Administrative Agent, on behalf of itself and the Term Loan Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Term Loan Documents inconsistent with or in violation of this Agreement.  Without limiting the foregoing, without the prior written consent of the Revolving Lender, no Term Loan Document may be amended, supplemented, replaced or otherwise modified, whether or not in connection with a Replacement Term Loan Agreement, in each case if the effect of any such amendment, supplement, replacement or modification is to do any of the following:

(i)           change or otherwise modify the method of computing interest or increase the “Applicable Margin” or similar component of the interest provisions applicable to the Term Loan Obligations so that the interest rate is increased by more than 3.00% per annum from the interest rate in effect on the date hereof (excluding increases resulting from (A) increases in any underlying reference rate not caused by an amendment, supplement, modification or refinancing of the Term Loan Agreement, (B) the application of any pricing grid set forth in the Term Loan Agreement as in effect on the date hereof, or (C) the accrual of interest at the default rate);

(ii)           increase the Term Loan Obligations in respect of principal (or the commitments with respect thereto) to an amount exceeding the Term Loan Principal Debt Cap or otherwise to create Excess Term Loan Obligations;

(iii)           impose any restriction or limitation on the Loan Parties’ ability (including, without limitation, by changing the requisite vote of the Term Loan Secured Parties) to effect any amendment, supplement, modification or refinancing of the Revolving Credit Documents that is materially more restrictive or limiting than any restriction or limitation contained in the Term Loan Documents in effect as of the date hereof;

(iv)           accelerate or increase the amount of any mandatory prepayments or shorten or reduce the scheduled final maturity date for repayment in full of the Term Loan Obligations in the Term Loan Documents in effect as of the date hereof to an earlier date; or

(v)           modify or add any covenant or event of default under the Term Loan

Documents which directly restricts one or more Loan Parties from making payments under the Revolving Credit Documents which would otherwise be permitted under the Term Loan Documents as in effect on the date hereof.

(b)           Each Loan Party and the Revolving Lender agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Revolving Credit Documents inconsistent with or in violation of this Agreement.  Without limiting the foregoing, without the prior written consent of the Term Loan Administrative Agent, no Revolving Credit Document may be amended, supplemented, replaced or otherwise modified, whether or not in connection with a Replacement Revolving Credit Agreement, in each case if the effect of any such amendment, supplement, replacement or modification is to do any of the following:

(i)           change or otherwise modify the method of computing interest or increase the “Applicable Margin” or similar component of the interest provisions applicable to the Revolving Credit Obligations so that the interest rate is increased by more than 3.00% per annum from the interest rate in effect on the date hereof (excluding increases resulting from (A) increases in any underlying reference rate not caused by an amendment, supplement, modification or refinancing of the Revolving Credit Agreement, (B) the application of any pricing grid set forth in the Revolving Credit Agreement as in effect on the date hereof, or (C) the accrual of interest at the default rate);

(ii)           (x) increase the Revolving Principal Debt (or the commitments with respect thereto) to an amount exceeding the Revolving Principal Debt Cap or otherwise create Excess Revolving Credit Obligations, or (y) increase any advance rate included in the definition of Borrowing Base by more than 5 percentage points (5%) from those in effect on the date hereof (for the avoidance of doubt, it being understood that the Revolving Lender shall have the sole right and discretion to determine, audit and approve the calculation of the Borrowing Base under and as such term is defined in the Revolving Credit Agreement (as in effect on the date hereof or as amended as permitted hereby), and to determine whether inventory and accounts satisfy the criteria for “Eligible Accounts” or “Eligible Inventory”, as the case may be, under the Revolving Credit Agreement and to establish, increase or decrease reserves in respect of the Borrowing Base from time to time, provided, however, that no such determination, audit, approval, establishment, increase or decrease shall, for the purposes of the Revolving Principal Debt Cap, apply retroactively to any revolving advance made or letter of credit issued under the Revolving Credit Agreement);

(iii)           impose any restriction or limitation on the Loan Parties’ ability (including, without limitation, by changing the requisite vote of the Revolving Credit Secured Parties) to effect any amendment, supplement, modification or refinancing of the Term Loan Documents that is materially more restrictive or limiting than any restriction or limitation contained in the Revolving Credit Documents in effect as of the date hereof;

(iv)           accelerate or increase the amount of any mandatory prepayments or shorten or reduce the scheduled final maturity date for repayment in full of the Revolving Credit Obligations in the Revolving Credit Documents in effect as of the date hereof to an earlier date; or

(v)           modify or add any covenant or event of default under the Revolving Credit Documents which directly restricts one or more Loan Parties from making payments under the Term Loan Documents which would otherwise be permitted under the Revolving Credit Documents as in effect on the date hereof.

(c)           In the event the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Security Document or changing in any manner the rights of any parties thereunder, in each case solely with respect to any Senior Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Security Document without the consent of or action by any Junior Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that, (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Junior Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that adversely affects the rights of the Junior Secured Parties and does not affect the Senior Secured Parties in a like or similar manner shall not apply to the Junior Security Documents without the consent of the Junior Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Junior Representative under the Junior Documents shall be made without the prior written consent of the Junior Representative and (iv) notice of such amendment, waiver or consent shall be given to the Junior Representative no later than 30 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(d)           All Revolving Credit Security Documents and all Term Loan Security Documents shall be in substantially the same form.  Any amendment, modification or supplement of or to any Revolving Credit Security Document that adds Collateral or adds or increases any obligation on any one or more of the Loan Parties or further restricts any one or more of the Loan Parties shall be deemed to have been made to the corresponding Term Loan Security Document and each Loan Party will promptly provide such amendment, modification or supplement to the Term Loan Administrative Agent and cooperate with the Term Loan Administrative Agent in documenting such deemed change. Any amendment, modification or supplement of or to any Term Loan Security Document that adds Collateral or adds or increases any obligation on any one or more of the Loan Parties or further restricts any one or more of the Loan Parties shall be deemed to have been made to the corresponding Revolving Credit Security Document and each Loan Party will promptly provide such amendment, modification or supplement to the Revolving Lender and cooperate with the Revolving Lender in documenting such deemed change.  The provisions of this paragraph (d) are subject to the provisions of Section 2.4(d).

SECTION 7.          Purchase Option.

7.1           Notice of Exercise.  Upon the earliest to occur of (i) the acceleration of all Revolving Credit Obligations under the Revolving Credit Documents, without either being rescinded or without an agreement by the Revolving Lender to forbear from the exercise of remedies which continues without rescission for at least ten (10) days, (ii) the commencement by the Revolving Lender of any Enforcement Action with respect to Collateral, which results in the collection and/or disposition (in each case, through an Enforcement Action) of Revolving Credit Priority Collateral representing Revolving Credit Priority Collateral consisting of inventory, accounts and proceeds thereof having an aggregate book value equal to 10% or more of the total book value of the Revolving Credit Priority Collateral of such type as of the most recent fiscal quarter for which financial statements have been delivered under the Revolving Credit Agreement and Term Loan Agreement or (iii) the commencement of any Insolvency Proceeding (such earliest occurrence, the “Trigger Event”), any one or more of the Term Loan Creditors, acting as a single group (the “Purchasing Term Loan Creditors”), shall have the option within fifteen (15) Business Days of the Trigger Event upon at least ten (10) Business Days' prior written notice to the Revolving Lender (the “Purchase Notice”) to purchase all of the Revolving Credit Obligations from the Revolving Credit Secured Parties.  The Purchase Notice shall be irrevocable.

7.2           Purchase and Sale.  On the date specified by the relevant Purchasing Term Loan Creditors in the Purchase Notice (which date shall not be less than ten (10) Business Days from the receipt by the Revolving Lender of the Purchase Notice and shall not be more than twenty-five (25) Business Days after the Trigger Event), the Revolving Lender shall sell to the Purchasing Term Loan Creditors, and the Purchasing Term Loan Creditors shall purchase from the Revolving Lender and each other Revolving Credit Secured Party, the Revolving Credit Obligations; provided that, (x) the Revolving Lender and the Revolving Credit Secured Parties shall retain all rights to be indemnified or held harmless by the Loan Parties in accordance with the terms of the Revolving Credit Documents but shall not retain any rights to the security therefor and (y) the Revolving Credit Secured Parties shall continue to own the Excess Revolving Credit Obligations, provided, however, that until later of the Term Loan Obligations Payment Date and the Revolving Credit Payment Obligations Date, the Revolving Credit Secured Parties shall have no right to exercise any rights in respect thereof (and shall have no voting rights in respect thereof, other than the right to consent to any amendment, modification or supplement to the Excess Revolving Credit Obligations that treats the Excess Revolving Credit Obligations in a manner which is different and more adverse to the holders of the Excess Revolving Credit Obligations than the corresponding amendment, modification or supplement to Revolving Credit Obligations so purchased and outstanding). For the purposes of this Section 7.2, the terms Revolving Lender and Revolving Credit Secured Parties shall mean the Persons that constitute the Revolving Lender and the Revolving Credit Secured Parties immediately prior to the consummation of the purchase of the Revolving Credit Obligations and shall not refer to the Purchasing Term Loan Creditors.

7.3           Payment of Purchase Price.  Upon the date of such purchase and sale, the Purchasing Term Loan Creditors shall (a) pay to the Revolving Lender for the benefit of the Revolving Credit Secured Parties as the purchase price therefor the full amount of all the Revolving Credit Obligations then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys' fees and legal expenses), (b) furnish cash collateral to the Revolving Lender in a manner and in such amounts as the Revolving Lender determines is reasonably necessary to secure the Revolving Lender, the Revolving Credit Secured Parties, Letter of Credit issuing banks and applicable affiliates in connection with any issued and outstanding Letters of Credit, Banking Services Obligations, hedging obligations secured by the Revolving Credit Documents and indemnification obligations which may become payable under the Revolving Credit Documents (other than indemnification obligations that are Unasserted Contingent Obligations), (c) agree to reimburse the Revolving Lender, the Revolving Credit Secured Parties and Letter of Credit issuing banks for any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding Letters of Credit and any checks or other payments provisionally credited to the Revolving Credit Obligations, and/or as to which the Revolving Lender has not yet received final payment, (d) agree to reimburse the Revolving Credit Secured Parties including, any Letter of Credit issuing banks, in respect of indemnification obligations of the Loan Parties under the Revolving Credit Documents as to matters or circumstances known to the Revolving Credit Secured Parties at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys' fees and legal expenses) to the Revolving Credit Secured Parties or Letter of Credit issuing banks, as applicable, and (e) agree to indemnify and hold harmless the Revolving Credit Secured Parties, Letter of Credit issuing banks and applicable affiliates in connection with any issued and outstanding Letters of Credit, from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Revolving Credit Obligations as a direct result of any acts by any Term Loan Secured Party occurring after the date of such purchase; provided, that in no event shall any of the amounts described in any of clauses (a), (b), (c), (d) or (e) above include any Excess Revolving Credit Obligations.   Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account as the Revolving Lender may designate in writing for such purpose.

7.4           Limitation on Representations and Warranties.  Such purchase shall be expressly made without representation or warranty of any kind by the Revolving Lender or any Revolving Credit Secured Party and without recourse of any kind, except that the Revolving Lender and each Revolving Credit Secured Party shall represent and warrant:  (a) the amount of the Revolving Credit Obligations being purchased from it, (b) that such Revolving Credit Secured Party owns the Revolving Credit Obligations free and clear of any Liens or encumbrances and (c) that such Revolving Credit Secured Party has the right to assign such Revolving Credit Obligations and the assignment is duly authorized.

7.5.           Limitation on Exercise of Remedies.  After the receipt by the Revolving Lender of a Purchase Notice and until the later of (a) the expiration of the applicable period for consummation of the purchase of Revolving Credit Obligations contemplated by such Purchase Notice (as such period may be mutually extended by the Revolving Lender and Purchasing Term Loan Creditors) and (b) the purchase of the Revolving Credit Obligations contemplated by such Purchase Notice, except in the event of Exigent Circumstances, the Revolving Credit Secured Parties shall not take any material Enforcement Action without the consent of the Purchasing Term Loan Creditors, which consent may not be unreasonably withheld or delayed (it being understood that from and after the purchase of the Revolving Credit Obligations contemplated by this Section 7, Purchasing Term Loan Creditors in their capacities as Revolving Credit Secured Parties shall not be bound by this Section 7.5).

SECTION 8.         Reliance; Waivers; etc.

8.1           Reliance.  The Revolving Credit Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Term Loan Administrative Agent, on behalf of it itself and the other Term Loan Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the Revolving Lender and the other Revolving Credit Secured Parties.  The Term Loan Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Revolving Lender expressly waives all notices of the acceptance of and reliance on this Agreement by the Term Loan Administrative Agent and the other Term Loan Secured Parties.

8.2           No Warranties or Liability.  The Term Loan Administrative Agent and the Revolving Lender acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other Revolving Credit Document or any other Term Loan Document.  Except as otherwise provided in this Agreement, the Term Loan Administrative Agent and the Revolving Lender will be entitled to manage and supervise the respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

8.3           No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the Revolving Credit Documents or the Term Loan Documents.

SECTION 9.         Obligations Unconditional. All rights, interests, agreements and obligations hereunder of the Senior Representative and the Senior Secured Parties in respect of any Collateral and the Junior Representative and the Junior Secured Parties in respect of such Collateral shall remain in full force and effect regardless of:

(a)           any lack of validity or enforceability of any Senior Document or any Junior Document and regardless of whether the Liens of the Senior Representative and Senior Secured Parties are not perfected or are voidable for any reason;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Document or any Junior Document, so long as such change is no prohibited by this Agreement;

(c)           any exchange, release or lack of perfection of any Lien on any Collateral or any other asset, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Obligations or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of any Loan Party; or

(e)           any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Secured Obligation or of any Junior Secured Party in respect of this Agreement.

provided, however, that nothing contained in this Section shall limit any provision of the definitions of Revolving Credit Obligations, Term Loan Obligations, Excess Revolving Credit Obligations, Excess Term Loan Obligations, Revolving Credit Principal Debt Cap, Term Loan Principal Debt Cap, Section 6(a) or Section 6(b) or the effect of any other provision that limits the ability of any Secured Party to amend the Revolving Credit Documents or Term Loan Documents or imposes limits on the permitted amount of Revolving Credit Obligations or Term Loan Obligations.

SECTION 10.         Miscellaneous.

10.1           Rights of Subrogation.

The Term Loan Administrative Agent, for and on behalf of itself and the Term Loan Secured Parties, agrees that no payment to the Revolving Lender or any other Revolving Credit Secured Party pursuant to the provisions of this Agreement shall entitle the Term Loan Administrative Agent or any other Term Loan Secured Party to exercise any rights of subrogation in respect thereof until the Revolving Credit Obligations Payment Date.  Following the Revolving Credit Obligations Payment Date, the Revolving Lender agrees to execute such documents, agreements, and instruments as the Term Loan Administrative Agent or any other Term Loan Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Revolving Credit Obligations resulting from payments to the Revolving Lender by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Revolving Lender are paid by such Person upon request for payment thereof.  The Revolving Lender agrees that no payment to the Term Loan Administrative Agent or any other Term Loan Secured Party pursuant to the provisions of this Agreement shall entitle the Revolving Lender or any other Revolving Credit Secured Party to exercise any rights of subrogation in respect thereof until the Term Loan Obligations Payment Date.  Following the Term Loan Obligations Payment Date, the Term Loan Administrative Agent agrees to execute such documents, agreements, and instruments as the Revolving Lender or any other Revolving Credit Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Term Loan Obligations resulting from payments to the Term Loan Administrative Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the Term Loan Administrative Agent are paid by such Person upon request for payment thereof.

10.2           Further Assurances.  Each of the Term Loan Administrative Agent, on behalf of itself and the other Term Loan Secured Parties, and the Revolving Lender will, at their own expense (which may be reimbursable by the Loan Parties) and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the other party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Revolving Lender or the Term Loan Administrative Agent to exercise and enforce their respective rights and remedies hereunder; provided, however, that no party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 10.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 10.2.

10.3           Continuing Nature of Provisions.  Subject to Section 5.5, this Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the earlier of (i) the Excess Revolving Credit Obligations Payment Date and (ii) the Excess Term Loan Obligations Payment Date.  This is a continuing agreement and the Revolving Credit Secured Parties and the Term Loan Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Loan Party on the faith hereof.

10.4           Amendments; Waivers.  No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Revolving Lender and the Term Loan Administrative Agent, and, in the case of amendments or modifications of Sections 3.5, or 3.6, 10.6 or 10.7 that directly affect the rights or duties of any Loan Party, such Loan Party.

10.5           Information Concerning Financial Condition of the Loan Parties.  Each of the Term Loan Administrative Agent and the Revolving Lender hereby assume responsibility for keeping itself informed of the financial condition of the Loan Parties and all other circumstances bearing upon the risk of nonpayment of the Term Loan Obligations or the Revolving Credit Obligations.  The Term Loan Administrative Agent and the Revolving Lender hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances.  In the event the Term Loan Administrative Agent or the Revolving Lender, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

10.6           Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

10.7           Submission to Jurisdiction; JURY TRIAL WAIVER.

(a)           Each Revolving Credit Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any state court in the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas state or, to the extent permitted by law, in such Federal court.  Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any Revolving Credit Secured Party or Term Loan Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b)           Each Revolving Credit Secured Party, each Term Loan Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.8.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d)           EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.8           Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10.8) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

10.9           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the Revolving Credit Secured Parties and Term Loan Secured Parties and their respective successors and assigns.  Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

10.10           Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

10.11           Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.12           Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, portable document format, or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall become effective when it shall have been executed by each party hereto.

10.13           Additional Loan Parties.  The Company shall cause each Person that becomes a Loan Party after the date hereof to become a party to this Agreement by execution and delivery by such Person of a Joinder Agreement in the form of Annex 1 hereto.

10.14           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

10.15           No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of the Secured Parties and their respective successors and permitted assigns and shall inure to the benefit of each of the Revolving Lender and the Term Loan Administrative Agent, on behalf of itself and the other Term Loan Secured Parties and shall be binding upon each Loan Party and, in the case of Sections 10.4, 10.6, 10.7, 10.8  and this Section 10.15 shall benefit each Loan Party and its successors and permitted assigns.  No other Person shall have or be entitled to assert rights or benefits hereunder.  Nothing in this shall impair as between each of the Loan Parties and the Senior Secured Parties, or as between each of the Loan Parties and the Junior Secured Parties, the obligations of each of the Loan Parties to pay principal, interest, fees and other amounts as provided in the Senior Documents and the Junior Documents, respectively.

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

REVOLVING LENDER:

MIDCAP BUSINESS CREDIT LLC

By:	/s/ Steven A. Samson
Steven A. Samson, President

Address:

MidCap Business Credit LLC
433 South Main Street
West Hartford, CT 06110
Facsimile: (508) 655-8051
Attn: Steven A. Samson

With a copy to

Ruberto Israel & Weiner P.C.
255 State Street, 7th Floor
Boston, MA 02109
Facsimile: (617) 742-2355
Attn: Michael Ruberto, Esq.

Signature Page to Intercreditor Agreement

TERM LOAN ADMINISTRATIVE AGENT:

GOLDMAN SACHS BANK USA

By: /s/ Steven W. Hipp

Address:

Goldman Sachs Bank USA
6011 Connection Drive
Irving, Texas 75039
Facsimile: (972) 368-5099
Attn: Vertex Energy Account Officer

With copies to

Goldman Sachs Bank USA
6011 Connection Drive
Irving, Texas 75039
Facsimile: (972) 368-5099
Attn: Goldman Sachs Bank USA – In-House Counsel

and

King & Spalding LLP
1180 Peachtree Street NE
Atlanta, Georgia 30309
Facsimile: (404) 572-5149
Attn: Carolyn Z. Alford, Esq.

Signature Page to Intercreditor Agreement

LOAN PARTIES:

VERTEX ENERGY, INC.

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

VERTEX ENERGY OPERATING, LLC

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

VERTEX ACQUISITION SUB, LLC

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

VERTEX REFINING NV, LLC

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

VERTEX REFINING LA, LLC

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

VERTEX II GP, LLC

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

VERTEX MERGER SUB, LLC

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

Signature Page to Intercreditor Agreement

GOLDEN STATE LUBRICANT WORKS, LLC

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

CEDAR MARINE TERMINALS, L.P.
CROSSROAD CARRIERS, L.P.
H & H OIL, LP
VERTEX RECOVERY, L.P.
By:	Vertex II GP, LLC
Sole General Partner of Each of the Above

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
President and Chief Executive Officer

Address:

1331 Gemini Street, Suite 250
Houston, Texas 77058
Facsimile: (281) 486-0217

Signature Page to Intercreditor Agreement

ANNEX 1

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of ________ ____, 20__, is executed by ________________________________, a _________________ (the “New Subsidiary”) in favor of MIDCAP BUSINESS CREDIT LLC (“Revolving Lender”) and Goldman Sachs Bank USA  (“Term Loan Administrative Agent”), in their capacities as Revolving Lender and Term Loan Administrative Agent, respectively, under that certain Intercreditor Agreement (the “Intercreditor Agreement”), dated as of May 2, 2014 among the Revolving Lender, the Term Loan Administrative Agent, Vertex Energy, Inc., Vertex Energy Operating, LLC, and each of the other Loan Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

The New Subsidiary, for the benefit of the Revolving Lender and the Term Loan Administrative Agent, hereby agrees as follows:

1.       The New Subsidiary hereby acknowledges the Intercreditor Agreement and acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Intercreditor Agreement and shall have all of the obligations of a Loan Party thereunder as if it had executed the Intercreditor Agreement as of the date thereof.  The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Intercreditor Agreement.

2.       The address of the New Subsidiary for purposes of Section 10.9 of the Intercreditor Agreement is as follows:

3.       The provisions of Section 10.6 and 10.7 of the Intercreditor Agreement will apply with like effect to this Agreement.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, as of the day and year first above written.

Annex 1 to Intercreditor Agreement

ANNEX 2

[FORM OF]
Lien Sharing and Priority Confirmation Joinder

[_______ __, 20__]

Reference is made to the Intercreditor Agreement, dated as of _______, 2015 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”) among MIDCAP BUSINESS CREDIT LLC (the “Revolving Lender”), Goldman Sachs Bank USA, as administrative agent and collateral Agent (the “Term Loan Administrative Agent”), Vertex Energy, Inc., Vertex Energy Operating, LLC, and each of the other Loan Parties party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Intercreditor Agreement.

This Lien Sharing and Priority Confirmation Joinder is being executed and delivered in accordance with the definition of [Revolving Credit Agreement][Term Loan Agreement] as set forth in the Intercreditor Agreement.

1.       Joinder.  The undersigned, [ ], a [ ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] [hedge provider] under that certain [describe applicable indenture, credit agreement, hedge agreement or other document governing the additional secured debt] (the “Replacement [Credit][Term Loan] Agreement”) hereby:

(a)           represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Revolving Credit Secured Parties under a Replacement Revolving Credit Agreement][Term Loan Secured Parties under the Replacement Term Loan Agreement] as [an Revolving Lender under a Replacement Revolving Credit Agreement] [a Term Loan Administrative Agent under a Replacement Collateral Trust Agreement] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b)           agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2.           Governing Law and Miscellaneous Provisions.  The provisions of Sections 10.7 and 10.8 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of the date first above written.

Annex 2 to Intercreditor Agreement